IZEA Announces Q2 2023 Managed Services Bookings

Orlando, Florida (July 11, 2023) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands and agencies, today announced that its Managed Services team secured contract bookings totaling $7.3 million in the second quarter of 2023, as compared to $9.3 million in the second quarter of 2022. The year-over-year decline in bookings is solely attributed to the parting of ways with one large customer. Bookings from ongoing customers grew by $1.4 million when the large customer is excluded from the bookings comparison.

“We have previously announced that we are in the process of parting ways with one large customer that carried a low margin profile,” said Ted Murphy, IZEA’s Chairman and CEO. “That customer made up over 35% of bookings in Q2 of 2022, which created a large void to fill in Q2 of 2023. While total bookings are down from the same period last year, it is important to note that we saw a strong 25% year-over-year increase in bookings from our ongoing customer base in Q2. Additionally, our order volume from ongoing customers grew 25% this quarter, while our average order size, excluding the large client, is on par with this time last year.”

“The increase in bookings from ongoing customers is particularly satisfying after seeing a softness in customer budgets earlier this year compared to last year,” continued Murphy. “We are seeing some fruit from our efforts to establish new customer accounts and are also seeing some current customers begin to spend against budgets that have been in limbo in late 2022 and early 2023. We remain focused on building a wider base of Managed Services customers across new geographies and industries, and diversifying our account concentration risk, which should increase our gross margins as the year progresses.”
Bookings are a measure of all sales orders minus any known or expected cancellations or refunds with respect to such sales orders or refunds. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustments. Revenues from Managed Services bookings are typically recognized over a nine-month period on average.

To work with IZEA as either an influencer or a marketer, visit izea.com. For news and resources, follow IZEA on Twitter at https://twitter.com/izea.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Toni-Ann Burke
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com